Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-47074; 33-47147; 33-57557; 33-63101; 333-66129; 333-72787 and 333-78953) of FirstMerit Corporation of our report dated February 9, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

Columbus, Ohio

March 3, 2004